EXHIBIT 18
                                                                      ----------



                                                                  EXECUTION COPY


           FIFTH MODIFICATION OF AMENDED AND RESTATED CREDIT AGREEMENT

         This Fifth Modification of Amended and Restated Credit Agreement ("Modification") is made as of July 14, 2003 by and between Miami Heat Limited Partnership (the "Borrower") and JPMorgan Chase Bank (the "Bank").

                                   WITNESSETH

         WHEREAS, the Borrower and the Bank have previously entered into that certain Amended and Restated Credit Agreement dated as of December 13, 2001, as amended by that certain First Modification of Amended and Restated Credit Agreement dated as of February 28, 2002, that certain Second Modification of Amended and Restated Credit Agreement dated as of July 18, 2002, that certain Third Modification of Amended and Restated Credit Agreement dated as of January 13, 2003, and that certain Fourth Modification of Amended and Restated Credit Agreement dated as of April 30, 2003 (as the same may be further amended from time to time, the "Credit Agreement"), pursuant to which the Bank has made available to the Borrower a revolving credit facility;

         WHEREAS, the Borrower and the Bank have agreed to modify certain terms of the Credit Agreement as set forth herein;

         NOW THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank do hereby agree as follows:

         1. TERMS. Terms initially capitalized and used but not defined herein shall have the meanings given them in the Credit Agreement.

         2. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  A.       The definition of the term "COMMITMENT" set forth in
Section 1.1 is hereby deleted in its entirety and the following new definition is inserted in lieu thereof:

         "COMMITMENT" means an aggregate of $215,000,000 with respect to Tranche A Loans and an aggregate of $45,000,000 with respect to Tranche B Loans. Any reference in this Agreement to "Commitment" without a designation as to Tranche A Loans or Tranche B Loans shall mean $260,000,000.

                  B. The definition of the term "MATURITY DATE" set forth in Section 1.1 is hereby deleted in its entirety and the following new definition is inserted in lieu thereof:

         "MATURITY DATE" means June 1, 2004 with respect to all of the Tranche A Loans and the Tranche B Loans.

                  C. The signature page of the Credit Agreement is hereby amended by deleting the figure "$230,000,000" following the word "Commitment:" and inserting the following in lieu thereof: "$260,000,000".

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         3.       EFFECTIVENESS OF THIS MODIFICATION. The amendment set forth above shall be effective as of July 14, 2003, provided that on or before such date the Borrower shall deliver to the Bank:

                  (i)      this Modification, duly executed by the Borrower;

                  (ii) an Amended and Restated Tranche B Promissory Note ("Amended Tranche B Note") in the amount of up to $45,000,000, duly executed by the Borrower;

                  (iii) a Reaffirmation, duly executed by MA 1994 B Shares, L.P., in substantially the form attached to this Modification as Exhibit A;

                  (iv) a certificate of a Responsible Officer of each of the general partners of the Borrower to the effect that the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the effective date of the Modification and no Default or Event of Default shall have occurred and be continuing under the Credit Agreement (as amended hereby);

                  (v) a certificate of a Responsible Officer of the Borrower (i) as to the incumbency, and setting forth a specimen signature, of each of the persons (A) who has signed this Modification and the Amended Tranche B Note on behalf of the Borrower, and (B) who will, until replaced by other persons duly authorized for that purpose, act as the representatives of the Borrower for the purposes of signing documents in connection with this Modification and the transactions contemplated hereby, (ii) confirming that no amendments or modifications of the partnership agreement of the Borrower shall have occurred since delivery of such partnership agreement to the Bank pursuant to Section 3.1(xiv) of the Credit Agreement, and (iii) providing certified copies of all partnership action taken by the Borrower to authorize the execution, delivery and performance of this Modification and the Amended Tranche B Note; and

                  (vi) a duly executed Federal Reserve Form U-1 referred to in Regulation U.

         Upon receipt of the documents listed in this paragraph 3, duly executed, the Bank shall cancel and return the Amended and Restated Tranche B Promissory Note dated April 30, 2003 executed by Borrower.

         4. CREDIT AGREEMENT. Except as specifically amended hereby, the terms and provisions of the Credit Agreement are in all other respects ratified and confirmed and remain in full force and effect. On and after the effective date of this Modification, all references to the Credit Agreement in any Credit Document or any other document executed or communication made in connection herewith or therewith shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Modification.

         5. GOVERNING LAW. This Modification shall be governed and construed under the laws of the State of New York, without regard to the conflict of law rules thereof.

         6. CONSENT TO JURISDICTION. ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS MODIFICATION OR THE CREDIT

AGREEMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, WAIVES PERSONAL SERVICE OF PROCESS UPON IT, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS STATED ON THE SIGNATURE PAGE OF THE CREDIT AGREEMENT AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

         7. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS MODIFICATION, THE CREDIT AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE OTHER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Fifth Modification of Amended and Restated Credit Agreement as of the day and year first above written.

BORROWER                                        BANK

MIAMI HEAT LIMITED PARTNERSHIP,                 JPMORGAN CHASE BANK
a Florida limited partnership

By:  FLORIDA BASKETBALL ASSOCIATES,
INC., a Florida corporation,                    By: /s/ Paul LaHiff
its General Partner                                 ---------------------------
                                                    Name:   Paul LaHiff
    By:  /s/ Dale M. Sarro                          Title:  Vice President
         --------------------------
         Name:   Dale M. Sarro
         Title:  Attorney-in-Fact

By:  FBA II, INC., a Delaware corporation,
its General Partner

    By:  /s/ Dale M. Sarro
         --------------------------
         Name:   Dale M. Sarro
         Title:  Attorney-in-Fact

                                    EXHIBIT A

                                  REAFFIRMATION


                                                                   JUNE 29, 2003

                  The undersigned, as Guarantor of the obligations of the Miami Heat Limited Partnership (the "Borrower") under the Credit Agreement and a signatory to an Amended and Restated Pledge Agreement in favor of JPMorgan Chase Bank (the "Bank"), does hereby consent to the Fifth Modification of Amended and Restated Credit Agreement dated as of July 14, 2003 (the "Modification") between the Borrower and the Bank and agrees that its obligations under its Amended and Restated Guaranty and its Amended and Restated Pledge Agreement include the obligations under the Credit Agreement as increased by the Modification and under the Amended Tranche B Note and agrees that all such obligations under the Amended and Restated Guaranty and Amended and Restated Pledge Agreement remain in full force and effect and are hereby ratified and confirmed.

                  Capitalized terms used but not defined in this Reaffirmation have the meanings given to them in the Modification.

                                   Dated as of: July 14, 2003.

                                   MA 1994 B SHARES, L.P.,
                                   a Delaware limited partnership

                                   By:  MA 1994 B SHARES, INC.,
                                   a Delaware corporation,
                                   its general partner

                                   By:  /s/ John J. O'Neil
                                        ---------------------------------------
                                        Name:   John J. O'Neil
                                        Title:  Vice President, Treasurer and
                                                Assistant Secretary